[letterhead of Tanner+Co]


                     CONSENT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 1998 for Specialty Retail Services, Inc. which appears in such Prospectus, and to the references to our Firm under the caption "Experts" in the Prospectus.

                         /s/Tanner+Co
                         Tanner+Co
                         Certified Public Accountants

September 1, 1998
Salt Lake City, Utah